CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-2 of our report dated January 25, 2002 relating to the consolidated financial statements of Dominion Homes, Inc. and its subsidiaries, which appears in such Registration Statement and appears in Dominion Homes, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Columbus, Ohio
May 31, 2002